UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 22, 2023
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

799 W. Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OSTK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Key Employee Severance Plan

On March 22, 2023, the Compensation Committee of the Board of Directors (the “Board”) of Overstock.com, Inc. (the “Company”), as part of its ongoing review of our executive compensation and retention programs, together with the Board approved and adopted the Overstock.com, Inc. Key Employee Severance Plan (the “Severance Plan”). The Severance Plan provides for severance payments and benefits to certain eligible employees, including our named executive officers (“NEOs”), and effective March 22, 2023, supersedes and replaces the Executive Retention Agreements previously entered into between the Company and each of its NEOs.

Under the terms of the Severance Plan, in the event that a participant experiences a Termination Without Cause (as defined in the Severance Plan) that is not a Change in Control Termination (as defined below), the participant will receive, subject to certain conditions set forth in the Severance Plan:

(i)    a lump sum severance payment equal to a number of months of his or her annual base salary, which varies based on the participant’s designated employment tier (up to 12 months for “Tier 3” participants, 12 months for “Tier 2” participants, and to up to 24 months for “Tier 1” participants),
(ii)    payment of the premiums for the participant’s continued post-termination health insurance coverage, which varies based on the participant’s designated employment tier (up to 12 months for “Tier 3” participants, up to 12 months for “Tier 2” participants, and up to 18 months for “Tier 1” participants), and
(iii)    additional vesting acceleration for the participant’s then outstanding and unvested equity awards that are subject to service-based vesting, which varies based on the participant’s designated employment tier (up to 12 months for “Tier 3” participants, 12 months for “Tier 2” participants, and 18 months for “Tier 1” participants).

In addition, in the event that a participant experiences a Termination Without Cause or resigns for Good Reason (as defined in the Severance Plan) within twelve (12) months after a Change in Control (as defined in the Severance Plan) (a “Change in Control Termination”), the participant will receive, subject to his or her satisfaction of the conditions to severance described below,

(i)    a lump sum severance amount equal to a number of months of his or her base salary, plus his or her target annual bonus opportunity, which number of months varies based on the participant’s designated employment tier (12 months for “Tier 3”, 12 months for “Tier 2” participants, and 24 months for “Tier 1” participants),
(ii)    payment of the premiums for the participant’s continued post-termination health insurance coverage, which varies based on the participant’s designated employment tier (up to 12 months for “Tier 3” participants, 12 months for “Tier 2” participants, and 18 months for “Tier 1” participants), and
(iii)    vesting acceleration of each of the participant’s then outstanding and unvested equity awards as may be provided for under the Company’s Amended and Restated 2005 Equity Incentive Plan (“2005 Plan”) or any future equity incentive plan of the Company, provided that any definition of “change in control” or “change of control” under such equity incentive plan will mean a Change in Control as defined under the Severance Plan.

In addition, an Addendum to the Severance Plan provides that if any non-employee director’s service on the Board is Terminated Without Cause within 12 months following a Change in Control, the vesting of such director’s then outstanding and unvested equity awards that are subject to service-based vesting will be accelerated as may be provided for under the Company’s 2005 Plan or any future equity incentive plan of the Company, provided that any definition of “change in control” or “change of control” under such equity incentive plan will mean a Change in Control as defined under the Severance Plan.

The foregoing summary of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Severance Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 7.01 Regulation FD Disclosure

Stock Ownership Guidelines

On January 23, 2023, the Nominating and Corporate Governance Committee of our Board adopted stock ownership guidelines for our senior executive officers and non-employee directors, which are designed to closely link their interests with those of our shareholders. These guidelines provide that, within five years of adoption of the policy (or, by January 23, 2028):

(i)    our Chief Executive Officer must own stock with a value of six times their annual base salary;
(ii)    each other senior executive officer, including our other NEOs, must own stock with a value of three times their annual base salary; and
(iii)    each non-employee director must own stock with a value of three times their annual cash compensation for service on the Board.

Senior executive officers and non-employee directors who join our Company in the future will be required to meet the applicable stock ownership requirement within five years of their appointment as an officer or the date they join our Board.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Overstock.com, Inc. Key Employee Severance Plan
104	The XBRL tags on the cover page of this Form 8-K are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Chief Legal Officer
Date:	March 24, 2023

3